                                                                     Exhibit 4.5


                                       WARRANT TO PURCHASE 80,000 UNITS
                                       (CONSISTING OF 80,000 SHARES OF CLASS A
                                       COMMON STOCK AND 80,000 REDEEMABLE CLASS
                                       A COMMON STOCK PURCHASE WARRANTS) AND
                                       15,000 SHARES OF CLASS B EXCHANGEABLE
                                       COMMON STOCK


                               REPRESENTATIVE'S WARRANT

                                Dated:  [CLOSING DATE]


    THIS CERTIFIES THAT H.J. MEYERS & CO., INC. (herein sometimes called the "Holder") is entitled to purchase from NORTH ATLANTIC ACQUISITION CORP., a Delaware corporation (the "Company"), at the respective prices and during the period hereinafter specified, up to 80,000 Units (the "Units"), each Unit consisting of one share of the Class A Common Stock, $.01 par value, of the Company (the "Class A Stock") and one Redeemable Class A Common Stock Purchase Warrants (the "Class A Warrants"), and 15,000 shares of the Class B Exchangeable Common Stock (the "Class B Stock") (such shares of Class A Stock, shares of Class B and Class A Warrants being herein sometimes collectively called the "Securities"). Each Class A Warrant is exercisable to purchase one share of Class A Stock at any time (subject to the qualification stated in clause (ii) below) commencing on [EFFECTIVE DATE + 1 YEAR] (that being the date one year from the date on which the Registration Statement (as hereinafter defined) became effective) (the date on which the Registration Statement became effective is hereafter referred to as the "Effective Date"), and ending on the fifth anniversary of the Effective Date, at an exercise price (subject to adjustment as described in the warrant agreement providing for the Class A Warrants) of $9.00 per share of Class A Stock. This Representative's Warrant (this "Warrant") is issued pursuant to an Underwriting Agreement dated [EFFECTIVE DATE] between the Company and H.J. Meyers & Co., Inc. (the "Representative"), as representative of certain underwriters, including themselves (the "Underwriters"), in connection with a public offering, through the Underwriters (the "Offering"), of 800,000 Units (and up to 120,000 additional Units covered by an over-allotment option granted to the Underwriters) and 180,000 Shares of Class B Stock (and up to 22,500 additional shares of Class B Stock covered by an over-allotment option granted to the Underwriters), in consideration of $5.00 received by the Company for this Warrant. Except as otherwise expressly provided herein, the Units and the shares of Class B Stock issued upon exercise of this Warrant, the shares of Class A Stock issued upon exercise of the Class A Warrants, and the Units issued upon the exchange of the Class B Stock, shall bear the same terms and conditions described under the caption "Description Of Securities" in the registration statement (File No. 33-80647) on Form SB-2 relating to the Offering (the "Registration Statement"), except that (i) the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for this Warrant, the Class A Stock, Class B Stock and the Class A Warrants, as more fully described in Section 6, and (ii) the Class A Warrants shall be exercisable only during the period commencing upon such date as this Warrant is exercised and expiring five years from the Effective Date. Each certificate evidencing the Registrable Securities (as hereinafter defined) shall bear the appropriate restrictive legend set forth below, except that any such certificate shall not bear such restrictive legend if (a) it is transferred pursuant to an effective registration statement under the Act or in compliance with Rule 144 or Rule 144A promulgated under the Act, or (b) the Company is provided with an opinion of counsel to the effect that such legend is not required in order to establish compliance with the provisions of the Act:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE REPRESENTATIVE'S WARRANT COVERING REGISTRATION RIGHTS PERTAINING TO THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE OFFICE OF THE COMPANY AT NEW YORK, NEW YORK."

Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Warrant.

    1. EXERCISE PRICE AND PERIOD. The rights represented by this Warrant shall be exercised at the price and during the periods set forth below:

         (a) During the period from [EFFECTIVE DATE] to [EFFECTIVE DATE + 1 YEAR - 1 DAY] (the "First Anniversary Date"), inclusive, the Holder shall have no right to purchase any Securities hereunder, except that in the event of any merger or consolidation of the Company into another entity, or any sale of substantially all of the assets of the Company as an entirety, prior to the First Anniversary Date, the Holder shall have the right to exercise this Warrant at such time and into such kinds and amounts of shares of stock and other securities and property (including cash) as would be receivable by a holder of the number of shares of Class A Stock into which this Warrant and the Units and Class A Warrants thereunder might have been exercisable immediately prior thereto.

         (b) Between [EFFECTIVE DATE + 1 YEAR] and [EFFECTIVE DATE + 5 YEARS - 1 DAY] (the "Expiration Date"), inclusive, the Holder shall have the right to purchase Units and Class B Stock hereunder at a price of $11.00 per Unit and $11.00 per share of Class B Stock (that being 110 percent of the public Offering price of the Units and shares of Class B Stock, respectively) (the "Exercise Price").

         (c) Notwithstanding the provisions of Section 1(b) with respect to the Exercise Price to the contrary, the Holder may elect to exercise this Warrant, in whole or in part, by receiving Units and/or shares of Class B Stock, as the case may be, equal to the value (as herein determined) of the portion of this Warrant then being exercised, in which event the Company shall issue to the Holder the number(s) of Units and/or shares of Class B Stock, as the case may be, determined by using the following formula:

              X =  Y(A-B)
                   ------
                     A

    where:    X =  the number of such Securities to be issued to the Holder under the provisions of this Section 1(c)

              Y = the number of such Securities that would otherwise be issued upon such exercise

              A = the Current Fair Market Value (as hereinafter defined) of one unit of such Securities calculated as of the last trading day immediately preceding such exercise

              B =  the applicable Exercise Price of such Securities

As used herein, the "Current Fair Market Value" of Securities as of a specified date shall mean with respect to each unit of such Securities, (i) the average of the closing prices of such Securities sold on all securities exchanges on which such Securities may at the time be listed, or (ii) if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on such day such Securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or
(iv) if on such day such Securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Current Fair Market Value is being determined and the 20 consecutive business days prior to such day. If on the date for which Current Fair Market Value is to be determined such Securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then Current Fair Market Value of such Securities shall be the highest price per unit thereof which the Company could then obtain from a willing buyer (not a current employee or director) for such Securities sold by the Company, from original issuance, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, consolidation, reorganization, acquisition or other similar transaction pursuant to which the Company is not the surviving entity, in which case the Current Fair Market Value of such Securities shall be deemed to be the per unit value received or to be received in such transaction by the holders of such Securities.

         (d) After the Expiration Date, the Holder shall have no right to purchase any Securities hereunder.

    2. EXERCISE. The rights represented by this Warrant may be exercised, in whole or in part (with respect to Units and/or shares of Class B Stock), by the Holder at any time within the periods specified in Section 1 by: (a) surrender of this Warrant for cancellation (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (b) to the extent that the Holder does not use the election provided by Section 1(c), payment to the Company of the Exercise Price for the number of Units and/or shares of Class B Stock specified in the such purchase form, together with the amount of applicable stock transfer taxes, if any; and
(c) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by all of the terms and conditions of this Warrant, including without limitation the provisions of Sections 6 and 7. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the provisions of this Section 2 are satisfied, and the person(s) designated in the purchase form shall become the holder(s) of record of the Units and/or shares of Class B Stock issuable upon such exercise at that time and date. The certificates representing the Units and/or shares of Class B Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten business days, after this Warrant shall have been so exercised.

    3.   TRANSFER OF WARRANT.

         (a) During the period from [EFFECTIVE DATE] to the First Anniversary Date inclusive, this Warrant shall not be transferred, sold, assigned or hypothecated, except that during such period this Warrant may be transferred
(i) to successors in interest of the Holder, or (ii) in whole or in part to any one or more shareholders, directors or officers of the Holder, in each case subject to compliance with applicable Federal and state securities laws and Interpretations of the Board of Governors of the National Association of Securities Dealers, Inc.

         (b) Between [EFFECTIVE DATE + 1 YEAR] and the Expiration Date inclusive, this Warrant shall be freely transferable, in whole or in part, subject to the other terms and conditions hereof and to compliance with applicable federal and state securities laws.

         (c) Any transfer of this Warrant permitted by this Section 3 shall be effected by: (i) surrender of this Warrant for cancellation (with the assignment form at the end hereof properly executed) at the office or agency of the Company referred to in Section 2; (ii) delivery of a certificate (signed, if the Holder is a corporation or partnership, by an authorized officer or partner thereof), stating that each transferee designated in the assignment form is a permitted transferee under this Section 3; and (iii) delivery of an opinion of counsel stating that the proposed transfer may be made without registration or qualification under applicable federal or state securities laws. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date the provisions of this Section 3(c) are satisfied, and the transferee(s) designated in the assignment form shall become the holder(s) of record at that time and date. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same numbers of Securities as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so transferred. As used herein (unless the context otherwise requires), the term "Holder" shall include each such transferee, and the term "Warrant" shall include each such transferred Warrant.

    4. COVENANTS OF THE COMPANY. The Company covenants and agrees that all Units and all shares of Class B Stock which may be issued upon exercise of this Warrant, and all Units, Class A Stock, Class B Stock and all Class A Warrants which may be issued upon exercise of the Units or the Class B Stock, shall, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved a sufficient number of shares of Class A Stock for issuance upon exercise of the Units, either received upon exercise of this Warrant or upon exchange of the Class B Stock that are received under the exercise of this Warrant, and all of the Class A Warrants received under the Units.


    5. SHAREHOLDERS' RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.


    6.   REGISTRATION RIGHTS.

         (a)  CERTAIN DEFINITIONS.  As used herein, the term:

              (i) "Registrable Securities" shall mean this Warrant, and/or any or all of the Units, shares of Class A Stock, shares of Class B Stock and/or Class A Warrants issued or issuable upon exercise of this Warrant, and/or any or all of the shares of Class A Stock issued or issuable upon exercise of such Class A Warrants, as the same shall be so designated by the Holder.

              (ii)   "50% Holder" shall mean the Holder(s) of at least
50 percent of the total number of shares of Class A Stock comprising the Registrable Securities (whether or not this Warrant or any Class A Warrants have been exercised), and shall include any Holder or combination of Holders.

         (b) "PIGGYBACK" REGISTRATION. From the date hereof until the Expiration Date, the Company shall advise the Holder, whether the Holder holds this Warrant or has exercised this Warrant and holds any of the Securities, by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement (unless the Company determines that to comply with Federal securities law it must file such post-effective amendment in less than four weeks' time, in which case the Company shall give the Holder the most notice practicable under the circumstances), or of any new registration statement or post-effective amendment thereto under the Act (other than a registration statement on Form S-8 or its counterpart), or any Notification on Form 1-A under the Act, covering any securities of the Company, whether for its own account or for the account of others, and shall, upon the request of the Holder, include in any such post-effective amendment or new registration statement such information as may be required to permit a public offering of any or all of the Registrable Securities of the Holder, all at no expense whatsoever to the Holder, except that each Holder whose Registrable Securities are included in such registration shall bear the fees of its own counsel and any underwriting discounts or commissions applicable to the Securities sold by it.

         (c)  DEMAND REGISTRATION.

              (i) If any 50% Holder shall give notice to the Company, at any time after the First Anniversary Date and prior to the Expiration Date, to the effect that such 50% Holder desires to register under the Act any Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities shall be involved, then the Company shall promptly, but no later than 30 days after receipt of such notice, file a post-effective amendment to the Registration Statement or a new registration statement under the Act, to the end that Registrable Securities of such 50% Holder may be publicly sold under the Act as promptly as practicable thereafter, and the Company shall use its best efforts to cause such registration to become effective as soon as possible; provided, however, that such 50% Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing; and provided further that the Company shall then have available current financial statements (unless the unavailability of current financial statements results from the Company's fault or neglect). The 50% Holder may, at its option, cause Registrable Securities to be included in such regis-tration under this Section 6(c) on a maximum of two occasions during the four-year period beginning on the First Anniversary Date and ending on the Expiration Date.

              (ii) Within ten days after receiving any such notice pursuant to this Section 6(c), the Company shall give notice to each other Holder (whether such Holder holds a Warrant or has exercised the Warrant and holds any of the Securities), advising that the Company is proceeding with such post-effective amendment or new registration statement and offering to include therein Registrable Securities held by such other Holders, provided that they shall furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing.

              (iii) All costs and expenses (including without limitation, legal, accounting, printing, mailing and filing fees) of the first such registration effected under this Section 6(c) shall be borne by the Company, except that the Holder(s) whose Registrable Securities are included in such registration shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to the securities sold by them. All costs and expenses of the second such registration effected under this Section 6(c) shall be borne by the Holder(s) whose Registrable Securities are included in such registration.

              (iv) The Company shall cause each registration statement or post-effective amendment filed pursuant to this Section 6(c) to remain current under the Act (including the taking of such steps as are necessary to obtain the removal of any stop order) for a period of at least six months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof, or until all the Registrable Securities included in such registration have been sold, whichever is earlier.

         (d)  FURTHER RIGHTS.  The registration rights provided by this
Section 6 may be exercised by the Holder either prior or subsequent to its exercise of this Warrant. A 50% Holder may, at its option, request registration pursuant to Section 6(b) and/or pursuant to Section 6(c), and its request for registration under one such Section shall not affect its right to request registration under the other. The registration rights provided by this
Section 6 shall supersede and be prior in right to any registration rights granted by the Company to other holders of its outstanding securities.

         (e) FURTHER OBLIGATIONS OF COMPANY. With respect to all registrations under this Section 6, the Company shall: (i) supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;
(ii) use its best efforts to register and qualify the Registrable Securities for sale in such states as the Holder designates (provided, however, that in no event shall the Company be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process); and
(iii) do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities.

    7.   INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. As used in this Section 7, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof, including without limitation all reasonable costs of defense and investigation and all attorneys' fees. Whenever pursuant to Section 6 a registration statement relating to any Registrable Securities is filed under the Act, or amended or supplemented, the Company shall indemnify and hold harmless each Holder of Registrable Securities included in such registration statement, amendment or supplement (each, a "Distributing Holder"), and each person (if any) who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such Registrable Securities, and each person (if any) who controls (within the meaning of the Act) any such underwriter, from and against all Liabilities, joint or several, to which the Distributing Holder or any such controlling person or underwriter may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Distributing Holder or by any other Distributing Holder for use in the preparation thereof. The foregoing indemnity shall be in addition to any other liability which the Company may otherwise have.

         (b) INDEMNIFICATION BY HOLDER. The Distributing Holder(s) shall indemnify and hold harmless the Company, and each of its directors, each nominee (if any) named in any preliminary prospectus or final prospectus constituting a part of such registration statement, each of its officers who have signed such registration statement and such amendments or supplements thereto, and each person (if any) who controls the Company (within the meaning of the Act) against all Liabilities, joint or several, to which the Company or any such director, nominee, officer or controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such Distributing Holder(s) for use in the preparation thereof. The foregoing indemnity shall be in addition to any other liability which the Distributing Holder(s) may otherwise have.

         (c) PROCEDURE. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) LIMITATION. Notwithstanding the foregoing, if the Registrable Securities are to be distributed by means of an underwritten public offering, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with such underwriting are in conflict with the provisions of this Section 7, the provisions of such underwriting agreement shall be controlling, provided that the Holder is a party to such underwriting agreement.

    8. ANTI-DILUTION. In the event that the outstanding Units, shares of Class A Stock, shares of Class B Stock or Class A Warrants are at any time increased or decreased in number, or changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization or, in the case of Class A Stock or Class B Stock, stock split, reverse split, combination of shares or stock dividends payable with respect to such common stock, appropriate adjustments shall be made in the number and kind of such securities then subject to this Warrant, and in the Exercise Price of this Warrant, effective as of the date of such occurrence, so that the position of the Holder upon exercise of this Warrant shall be the same as it would have been had it owned immediately prior to the occurrence of such event the Units, Class A Stock, Class B Stock and the Class A Warrants subject to this Warrant; provided, however, that in no event shall two adjustments be made for the same event. For example, if the Company declares a 2-for-1 stock dividend or stock split, then the number of Units then subject to this Warrant shall be doubled, the per Unit Exercise Price shall be reduced by 50 percent.

    9. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

    10. AMENDMENT OR WAIVER. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and any 50% Holder; provided, however, that such amendment, waiver or modification applies by its terms to each Holder; and provided further, that a Holder may waive any of its rights or the Company's obligations to such Holder without obtaining the consent of any other Holder.

    IN WITNESS WHEREOF, NORTH ATLANTIC ACQUISITION CORP. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated as of the date set forth on the first page hereof.

                                       NORTH ATLANTIC ACQUISITION CORP.





                                       ________________________________________
                                       David J. Mitchell
                                       Chairman of the Board and
                                          Chief Executive Officer


(Corporate Seal)


Attest:


________________________________
Secretary

                                    PURCHASE FORM


                     (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)


     The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ________ Units (each Unit consisting of one share of the Class A Common Stock, $.01 par value per share, of NORTH ATLANTIC ACQUISITION CORP. (the "Company") and one Class A Common Stock Purchase Warrants of the Company (each such Class A Warrant exercisable to purchase one share of Class A Common Stock)) and/or ________ shares of Class B Exchangeable Common Stock, $.01 per share, of the Company (each such share exchangeable for two Units at the time of a Business Combination), and (i) herewith makes payment of an aggregate of $____________ therefor and/or (ii) pursuant to Section 1(c) of such Warrant hereby tenders the right to exercise such Warrant to the extent of ________ Units and/or ________ shares of Class B Stock of the Company. The undersigned requests that the certificates for any such Units and such shares of Class B Stock be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:


Dated:  _____________________

                                            ___________________________________


                                            ___________________________________
                                                      Address


Signatures guaranteed by:


________________________________


Taxpayer Identification Number:

________________________________

                                    TRANSFER FORM


                     (TO BE SIGNED ONLY UPON TRANSFER OF WARRANT)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________________________________ the right to purchase Units
(each comprised of one share of the Class A Common Stock, $.01 par value, of NORTH ATLANTIC ACQUISITION CORP. (the "Company") and one Class A Common Stock Purchase Warrant of the Company) and shares of Class B Exchangeable Common Stock, $.01 par value, of the Company (each exchangeable for two Units at the time of a Business Combination) of the Company represented by the foregoing Warrant to the extent of _______ Units and _______ shares of Class B Stock, and appoints ________________________ attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.


Dated:  ________________________            ___________________________________

                                            ___________________________________

                                            ___________________________________
                                                      Address


Signatures guaranteed by:


________________________________


Taxpayer Identification Number:

________________________________